SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported:    February 2, 2001
                                                    ----------------


                               INVICTA CORPORATION
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             (Exact Name of Registrant As Specified In Its Charter)



    DELAWARE                     001-16181                     22-2946374
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(State of Jurisdiction          (Commission                   (IRS Employer
   of Incorporation)             File Number)            Identification Number)


          1121 HOLLAND DRIVE, BOCA RATON, FL                      33496
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      (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:   (561) 995-9980
                                                      --------------------------


                           BUSINESSNET HOLDINGS CORP.
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         (Former Name or Former Address, if Changed Since Last Report.)


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     The following  current  report under Section 13 or 15(d) of the  Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:



ITEM 5:  OTHER EVENTS

Appointment of Louis Gleckel, MD as Chairman of the Board

         The Registrant announced on February 6, 2001 that it had appointed Louis Gleckel, MD to serve as Chairman of the Board of Directors of the Company. Dr. Gleckel had previously served the Company since December, 2000 as a Member of the Board of Directors and prior to that as Chairman of the Company's Medical Advisory Board.

         Dr. Gleckel is a founder of ProHealth Care Associates LLP of New York, a large multi-specialty physician organization with over 100 doctors and 500 employees. He is a team physician for the N.Y. Jets, N.Y. Islanders, and the U.S. Tennis Association at the U.S. Open. With expertise in medical financing and manufacturing, Dr. Gleckel will oversee the administrative and manufacturing operations of the Company, and will also advise the Company as Medical Coordinator for new product research and development and product manufacturing.


ITEM 6: RESIGNATION OF DIRECTOR

         On February 2, 2001, Mr. Joseph DeGise and Mr. Hermann Burckhardt resigned as Directors and Officers of the Company to pursue other business interests. There were no disagreements on any matters relating to the Registrant's operations, policies or practices.




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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: February 9, 2001                       INVICTA CORPORATION



                                              By:/S/ ALAN YUSTER
                                                 ------------------
                                                 President


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